    As filed with the Securities and Exchange Commission on October 16, 1996

                                                Registration No.
                                                                ----------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    Visitors Services International Corp.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Florida                                  59-2773602
--------------------------------------------------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

100 Second Avenue South, Suite 1000, St. Petersburg, Florida           33701
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


          Employee Benefit and Consulting Services Compensation Plan
--------------------------------------------------------------------------------
                           (Full title of the plan)


          Robert P. Gordon, 100 Second Avenue South, Suite 1000, St.
                           Petersburg, Florida 33701
--------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                (813) 895-4410
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                              Proposed maximum       Proposed maximum
Title of securities       Amount to be         offering price       aggregate offering         Amount of
 to be registered          registered             per share               price           registration fee (1)
----------------------------------------------------------------------------------------------------------------
   Common Stock,           3,600,000                $.01                $36,000.00              $100.00
 $.0001 Par Value (2)
================================================================================================================
      TOTALS               3,600,000                                    $36,000.00              $100.00
================================================================================================================

(1) The fee with respect to these shares has been calculated pursuant to Rule 457 of Regulation C under the Securities
    Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board. The registrant is paying the minimum registration fee required.

(2) To be issued, at the sole discretion of the Registrant, as Direct Shares, or Shares underlying options granted to and to be granted, under the Visitors Services International Corp. Employee Benefit and Consulting Services Compensation Plan.

    The Exhibit Index begins on page 7 of the sequentially numbered copy of this Registration Statement that has 10 total pages.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information concerning the Visitors Services International Corp. Employee Benefit and Consulting Services Compensation Plan, effective as of October 3, 1996 (the "Plan"), required by
Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Visitors Services International Corp., a Florida corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The content of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1996, and Current Reports on Form 8-K dated September 30, 1996 and October 15, 1996, are incorporated by reference into this Registration Statement. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Shareholder Relations, Visitors Services International Corp., 100 Second Avenue South,
Suite 1000, St. Petersburg, Florida 33701 (telephone: 813-895-4410).

ITEM 4. DESCRIPTION OF SECURITIES.

         COMMON STOCK.

         The authorized capital of the Company consists of 100,000,000 shares of Common Stock, $.0001 par value per share. The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company and entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Common shareholders do not have pre-emptive, subscription or conversion rights. There are no redemption provisions in the Company's Articles of Incorporation. Common shareholders are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of the shareholders. All shares of Common Stock to be issued in this offering, when paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

         The Company's bylaws permit the holders of the minimum number of shares necessary to take action at a meeting of shareholders (normally a majority of the outstanding shares) to take action by written consent without a meeting, provided notice is given within ten days to all other shareholders.

         The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of the directors of the Company.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Futro & Associates, P.C., Attorneys and Counselors at Law, special securities counsel to the Company, and whose opinion as to the legality of the issuance of shares hereunder is attached hereto as Exhibit 5.1, may in the future be issued shares or options to purchase shares pursuant to the Plan, which shares of $.0001 par value common stock may be restricted or registered pursuant to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0831 of the Florida Business Corporations Act provides which eliminates or limits the personal liability of a director to the corporation or any other person for monetary damages for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless (a) The director breached or failed to perform his duties as a director; and (b) The director's breach of, or failure to perform, those duties constitutes: (1) A violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the liability provisions of s.607.0834 are applicable; (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

ITEM 8. EXHIBITS.

     Exhibit Number           Description
     --------------           -----------
         4.1                  The Company's Articles of Incorporation, as amended, define the rights of holders of the equity securities being registered, which are included as exhibits to the
                              Company's Current Report on Form 8-K, filed with the SEC on October 15, 1996 (2)

         4.2                  The Company's Bylaws define the rights of holders of the equity securities being registered, which are included as exhibits to the Company's Registration Statement on
                              Form S-18, SEC File 33-11059-A (3)

         5.1                  Opinion of Counsel, Futro & Associates, P.C.  (1)

        23.1                  Consent of Larry Legel, Certified Public Accountant  (1)

        23.2                  Consent of Futro & Associates, P.C.  (4)


--------------------

(1)      Filed herewith.

(2) Incorporated by reference to Exhibits 3, 3.1 and 3.2 to the Company's Current Report on Form 8-K, filed with the SEC on October 15, 1996.

(3) Incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form S-18 (33-11059-A).

(4)      Included in Exhibit 5.1.

ITEM 9. UNDERTAKINGS.

         The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 15th day of October, 1996.


                                        VISITORS SERVICES INTERNATIONAL CORP.



                                        By: /s/ Robert P. Gordon
                                            ------------------------------------
                                            Robert P. Gordon, Chairman, Chief
                                            Financial and Accounting
                                            Officer, Director


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                                        By: /s/ Robert P. Gordon
                                            ------------------------------------
                                            Robert P. Gordon, Chairman, Chief
                                            Financial and Accounting
                                            Officer, Director

                                        Dated:  October 15, 1996



                                        By: /s/ Stephen G. McLean
                                            ------------------------------------
                                            Stephen G. McLean, Chief Executive
                                            Officer, Director

                                        Dated:  October 15, 1996



                                        By: /s/ Paul W. Henry
                                            ------------------------------------
                                            Paul W. Henry, Secretary, Treasurer,
                                            Director

                                        Dated:  October 15, 1996

                                 EXHIBIT INDEX


     Exhibit Number           Description
     --------------           -----------
         4.1                  The Company's Articles of Incorporation, as amended, define the rights of holders of the equity securities being registered, which are included as exhibits to the
                              Company's Current Report on Form 8-K, filed with the SEC on October 15, 1996 (2)

         4.2                  The Company's Bylaws define the rights of holders of the equity securities being registered, which are included as exhibits to the Company's Registration Statement on
                              Form S-18, SEC File 33-11059-A (3)

         5.1                  Opinion of Counsel, Futro & Associates, P.C.  (1)

        23.1                  Consent of Larry Legel, Certified Public Accountant  (1)

        23.2                  Consent of Futro & Associates, P.C.  (4)


--------------------

(1)      Filed herewith.

(2) Incorporated by reference to Exhibits 3, 3.1 and 3.2 to the Company's Current Report on Form 8-K, filed with the SEC on October 15, 1996.

(3) Incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form S-18 (33-11059-A).

(4)      Included in Exhibit 5.1.